UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 20, 2012

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2012, Santa Fe Gold Corporation (“SANTA FE” or the “COMPANY”) entered into a common stock purchase agreement (the “PURCHASE AGREEMENT”), with Glengrove Small Cap Value, Ltd. (“GLENGROVE”), for what is sometimes referred to as an equity line of credit arrangement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase from the Company up to $15.0 million worth of shares of its common stock over the approximately 24-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, and at the Company’s sole discretion, the Company may present Glengrove with draw down notices requiring Glengrove to purchase a specified dollar amount of shares of the Company’s common stock, subject to certain limitations and so long as specified conditions are met. The price per share at which the shares will be sold, and therefore the number of shares to be sold pursuant to the draw down notice, is determined over a ten consecutive trading-day period, or such other period as is mutually agreed by Glengrove and the Company (the “Pricing Period”). The Company may present Glengrove with up to 24 draw down notices during the approximately 24-month term of the Purchase Agreement, with only one draw down per Pricing Period and a minimum of five trading days elapsing between each Pricing Period, unless otherwise mutually agreed by Glengrove and the Company. Each draw down is limited in size, unless otherwise mutually agreed by Glengrove and the Company, to the lesser of (i) certain agreed-upon draw down amounts (the largest of which is $1.6 million), based on the threshold price (discussed below) established by the Company or the draw down, and (ii) 2.5% of the Company’s market capitalization at the time of such draw down.

Once presented with a draw down notice, Glengrove is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the Pricing Period on which the daily volume weighted average price for the Company’s common stock exceeds a threshold price specified by the Company in the draw down notice. The per share purchase price for the shares sold on any particular trading day during the Pricing Period will equal the daily volume weighted average price of the Company’s common stock for that day, less a discount ranging from 5.0% to 5.5% . The amount of the discount varies based on the threshold price specified by the Company. If the daily volume weighted average price of the Company’s common stock falls below the threshold price on any trading day during a Pricing Period, the Purchase Agreement provides that Glengrove will not be required to purchase the pro rata portion of the dollar amount of shares of common stock allocated to that day. However, at its election, Glengrove may purchase the pro rata portion of the dollar amount of shares allocated to that day at the threshold price less the applicable discount described above. The total number of shares sold to Glengrove during each draw down will be the sum of the number of shares required and/or elected to be purchased on each day of the Pricing Period. The Purchase Agreement also provides that from time to time, and at the Company’s sole discretion, the Company may grant Glengrove the option to purchase additional shares of the Company’s common stock up to an aggregate amount specified by the Company during each Pricing Period. Upon Glengrove’s exercise of such option, the Company would sell to Glengrove the shares of Company common stock subject to such option at a price equal to the greater of the daily volume weighted average price of such common stock on the day Glengrove notifies the Company of its election to exercise its option or the threshold price for the option determined by the Company, less a discount calculated in the same manner as for the fixed amount set forth in the draw down notices.

The shares of Company common stock offered and sold to Glengrove under the Purchase Agreement have been registered on our registration statement on Form S-3 (File No. 333-163112).

The Company has agreed to indemnify and hold harmless Glengrove and each person who controls Glengrove against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to pay up to $35,000 of Glengrove’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Glengrove in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, the Company has agreed that if it issues a draw down notice and fail to deliver the shares to Glengrove on the applicable settlement date, and such failure continues for ten trading days, the Company will pay Glengrove damages in cash or restricted shares of its common stock, at Glengrove’s election. Glengrove has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities, including liabilities under the Securities Act that may be based upon written information furnished by Glengrove to the Company for inclusion in a prospectus or prospectus supplement related to this transaction.

In connection with the equity line of credit arrangement, the Company entered into a placement agency agreement, dated as of June 20, 2012 (the “Placement Agency Agreement”), with Financial West Group, member FINRA/SIPC (“FWG”), pursuant to which FWG agreed to act as the placement agent in connection with the sale of shares of our common stock to Glengrove. Subject to the Company’s and FWG’s receipt of written confirmation from the Financial Industry Regulatory Authority, Inc. (“FINRA”) to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby, the Company will pay FWG a placement fee equal to 0.5% of the aggregate dollar amount of common stock purchased by Glengrove upon each completed sale of Company common stock to Glengrove under the Purchase Agreement, as compensation for its services in acting as placement agent in the sale of Company common stock to Glengrove. The Company has also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act, and to pay up to $15,000 for FWG’s reasonable attorneys’ fees and expenses incurred in connection with the preparation of any filings required to be made by FWG in connection with the equity line of credit arrangement.

If FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to December 20 2012, either the Company or Glengrove may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.

In consideration of Glengrove’s execution and delivery of the Purchase Agreement, the Company agreed to issue to Glengrove, upon execution of the Purchase Agreement, 666,666 shares of the Company’s common stock. In connection with issuance of such shares, the Company has filed, as Exhibit 5.1 hereto, an opinion of its counsel, The Jordaan Law Firm, PLLC.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release, dated June 20, 2012, announcing the offering is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in this Report (including the exhibits hereto) is hereby incorporated by reference into the Santa Fe’s Registration Statements on Form S-3, File Nos. 333-163112.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description
5.1	Opinion of The Jordaan Law Firm, PLLC dated June 20, 2012
10.1	Common Stock Purchase Agreement, dated June 20, 2012, by and between Santa Fe Gold Corporation and Glengrove Small Cap Value, Ltd.
99.1	Press Release dated June 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: June 20, 2012	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of The Jordaan Law Firm, PLLC dated June 20, 2012
10.1	Common Stock Purchase Agreement, dated June 20, 2012, by and between Santa Fe Gold Corporation and Glengrove Small Cap Value, Ltd.
99.1	Press Release dated June 20, 2012.